UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

XEDAR CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XEDAR CORPORATION
3773 Cherry Creek North Drive, Ste. 995
Denver, CO 80209

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 22, 2009

To the Company’s Shareholders:

The 2009 Annual Meeting of Shareholders of XEDAR CORPORATION, a Colorado corporation (the “Company”), will be held in The Board Room of the Denver Country Club, 1700 East 1st Avenue, Denver, Colorado 80218 on April 22, 2009, at 1:15 p.m., Mountain Time, for the following purposes:

1.    To elect eight (8) directors to serve for a one year term or until their successors are duly elected and qualified;

2.    To ratify the selection of Ehrhardt, Keefe, Steiner & Hottman, P.C. as the independent registered public accountants for the Company; and

3.    To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors of the Company has fixed the close of business on February 27, 2009, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Shares of the Company’s common stock may be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which contains audited financial statements, was mailed with this Notice and Proxy Statement to all shareholders of record on the record date.

Management of the Company cordially invites you to attend the Annual Meeting. Your attention is directed to the attached Proxy Statement for a discussion of the foregoing proposals and the reasons why the Board of Directors encourages you to vote for the election of the directors as proposed and for the ratification of the selection of the accountants.

By Order of the Board of Directors

HUGH H. WILLIAMSON, III
Chair, President and Chief Executive Officer
Denver, Colorado
March 23, 2009

IMPORTANT: IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

XEDAR CORPORATION
3773 Cherry Creek North Drive, Ste. 995
Denver, CO 80209

PROXY STATEMENT

The Board of Directors of XEDAR CORPORATION, a Colorado corporation (the “Company”), is soliciting proxies to be used at the 2009 Annual Meeting of Shareholders of the Company to be held on April 22, 2009, at 1:15 p.m., Mountain time, in The Board Room of the Denver Country Club, 1700 East 1st Avenue, Denver, Colorado 80218, and any adjournment(s) thereof (the “Annual Meeting”). This Proxy Statement and the enclosed form of Proxy will be first mailed to shareholders on March 23, 2009.

Who Can Vote

Shareholders of record, as of the close of business on February 27, 2009 (the “Record Date”), may vote at the Annual Meeting and at any adjournment(s) of the Annual Meeting. Each shareholder has one vote for each share of the Company’s Common Stock, no par value per share (the “Common Stock”), held of record by such shareholder on the Record Date. On the Record Date, there were 34,835,418 shares of the Company’s Common Stock issued and outstanding.

How You Can Vote

All valid proxies received by the Secretary of the Company before the Annual Meeting and not revoked will be exercised. All shares represented by proxy will be voted and, where a shareholder specifies by means of the shareholder’s proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If you do not specify on your proxy card how you want to vote your shares and authority to vote is not specifically withheld, your shares will be voted as follows: (i) for the election of the persons named in the proxy to serve as directors; (ii) for ratification of the selection of Ehrhardt, Keefe, Steiner & Hottman, P.C. (“EKS&H”) as the independent registered public accountants of the Company; and (iii) for the transaction of such other business as may properly come before the Annual Meeting, or any adjournment(s) thereof, at the discretion of the proxy holder. Shareholders who hold their shares in “street name” (i.e., in the name of a bank, broker or other record holder) must vote their shares in the manner prescribed by their banks, brokers or other record holders.

How You Can Revoke Your Proxy

You can revoke your proxy at anytime before it is exercised in one of three ways:

(1)            by delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy;

(2)           by duly executing and delivering to the Secretary of the Company a subsequent proxy relating to the same shares; or

(3)           by attending the Annual Meeting and voting in person, provided that the shareholder notifies the Secretary at the Annual Meeting of the shareholder’s intention to vote in person at any time prior to the voting of the shareholder’s proxy.

Required Votes

A plurality of the votes cast by shareholders who are either present in person or represented by proxy at the Annual Meeting is required to elect the eight (8) nominees for director under Proposal Number 1. Approval of Proposal Number 2 requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (i.e., a majority of a quorum).  The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists and have the effect of a vote “against” any matter as to which a specific proportion of affirmative votes is required for approval. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on these matters (so called “broker non-votes”) are counted for the purpose of determining the presence of or absence of a quorum but are not counted for determining the number of votes for or against a proposal.

Dissenter’s Rights or Appraisal Rights

Pursuant to applicable Colorado law, there are no dissenter’s or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Other Matters to be Acted Upon at the Annual Meeting

The Company knows of no matters other than (1) the election of directors; and (2) the ratification of the selection of independent registered public accountants that are expected to be presented for consideration at the Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, the shares represented by proxies will be voted in accordance the judgments of the persons holding the proxies.

Solicitation

The cost of soliciting proxies, including the cost of preparing and mailing the Notice and Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing the Proxy Statement to all shareholders entitled to vote at the Annual Meeting. Proxies may also be solicited by the officers and directors of the Company personally or by telephone or facsimile, without additional compensation. The Company may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from beneficial owners.

Communications with the Board of Directors

Shareholders may communicate with any and all members of the Company’s Board of Directors by transmitting correspondence by mail to:

Xedar Corporation
3773 Cherry Creek North Drive, Ste. 995
Denver, CO 80209
Attn: Corporate Secretary
Shareholder Communications

Shareholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is directed and that the communication is from a Company shareholder.  Shareholder communications received by the Corporate Secretary will be promptly forwarded to the specified director or group of directors, as appropriate.  Communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. The Company generally will not forward to a director or group of directors a shareholder communication that requests general information about the Company that can be handled by the Company’s corporate staff.

If a communication is sent to the Board of Directors or a Committee thereof, the Chairman of the Board or the Chairman of that Committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response may be coordinated with counsel.

ELECTION OF DIRECTORS
(PROPOSAL NUMBER 1)

General Information

The Company’s current directors are Hugh H. Williamson, III, Samuel J. Camarata, Jr., Jack H. Jacobs, Trusten A. McArtor, John P. Moreno, Craig A. Parker, Alan V. Rogers and Roger J. Steinbecker. Their terms expire upon the election and qualification of their successors at the Annual Meeting. The Board of Directors has nominated each of these current directors as nominees for election as directors in the election to be held at the Annual Meeting. The Board of Directors intends to vote for the election of its nominees at the Annual Meeting.

If unforeseen circumstances make it necessary for the Board of Directors to substitute another person for any of its nominees, your shares will be voted for that person, or, if no substitute is selected by the Board of Directors prior to or at the Annual Meeting, the Board of Directors will either reduce the number of directors or later fill the vacancy with a person of their own choosing. The information concerning the nominees and their shareholdings in the Company has been provided by the nominees to the Company.

The eight (8) nominees receiving a plurality of the votes by shares represented and entitled to vote at the Annual Meeting, if a quorum is present, will be elected as directors of the Company.

Executive Officers, Directors and Key Employees

Directors

The following table sets forth the names and ages of the directors of the Company and certain additional information:

Name	Age	Position

Hugh H. Williamson, III	67	President, CEO
		and Director (Chair)
Samuel J. Camarata, Jr.	53	Director(1)
Jack H. Jacobs	63	Director(1)
Trusten A. McArtor	66	Director(1)
John P. Moreno	52	Director(1)
Craig A. Parker	44	Director(1)
Alan V. Rogers	66	Director(1)
Roger J. Steinbecker	66	Director(1)
_____________________

(1) Indicates that the director is “independent” within the meaning of the listing standards set forth in Rule 121A of the rules of the AMEX and applicable federal securities laws. A majority of the directors serving on the Company’s Board are independent.

Hugh H. Williamson, III.  Since December 31, 2006, Mr. Williamson has been the Company’s President and Chief Executive Officer and a Director, and since 1994 the principal investor in and Chairman of the Company’s wholly owned subsidiary, Premier Data Services, Inc. From February 2002 to May 2007, he was the Chief Executive Officer of Cherry Creek Capital Partners, where he exercised overall management of the executive team.  Cherry Creek is a financial services and leasing company.  From January 1999 to the present, he has been a Director of Emageon, Inc., which is a digital medical imaging company.  From February 2002 to the present, he has been a Director of Valen Technologies, which is a predictive modeling information technology company.  From June 1999 to May 2007, he was a Director of Prima Capital, which issued private money manager rankings.  From October 1997 to the present, he has been the Chief Executive Officer of Signature Control Systems, Inc., where he exercises overall management of the executive team.  Signature manufactures predictive curing equipment.  From July 1995 to October 2007, he was the manager of Humanade LLC, which is a family real estate and investment trust.  His wife now exercises overall management of Humanade.   From July 1995 to the present he has been an advisory director of Canaan Natural Resources, acting in an advisory role.  Canaan is a natural gas exploration and production company.  From November 2001 to the present, he has been the manager of Cleburne Properties, which engages in real estate management.  He has general managerial oversight in this role.  Finally, from July 1992 to June 2007, he was the Chief Executive Officer of Schutte & Koerting, Inc., a diversified manufacturer, where he exercised overall management of the executive team.  He has a Masters in Business Administration from Texas Tech University and a Bachelor of Science in Engineering Sciences from the United States Air Force Academy.

Samuel J. Camarata, Jr.  Since January 2007, Mr. Camarata has served as one of the Company’s directors.  From August 1984 to the present, he has been a Director of ESRI, Inc., which develops geospatial software. From May 1999 to October 2005, he was a Director of NovaLIS Technologies, Inc., which created land records management systems.  From September 2004 to the present, he has also been a member of the advisory board of Swan Island Networks, Inc., which creates high-trust computing environments.  From 2003 through the present he has served on the Board of Directors (and serves as the Vice Chairman) of RAINS (Regional Alliances for Infrastructure Network Security), a public/private consortium whose business focuses on secure information sharing for homeland security, emergency response and management and alert notification.  From July 2001 to April 2004, he was the co-founder and executive vice president of Mobile EBT Scanners, LLC, which provides mobile medical services to hospitals using electron beam tomography scanning equipment.  In that role, Mr. Camarata was responsible for business and marketing strategy, as well as operational direction and management.  Mr. Camarata’s education includes a Bachelor of Science degree from the University of Utah and a Master of Landscape Architecture and Environmental Planning degree from Utah State University.

Jack H. Jacobs.  Since January 2007, Mr. Jacobs has served as one of the Company’s directors.  Since June 2006, Mr. Jacobs has served as a director of Visual Management Systems Holding, Inc., which installs CCTV security systems.  He has also attained the rank of Colonel (retired) in the U.S. Army, and was awarded the Congressional Medal of Honor.  Mr. Jacobs’ education includes Bachelor’s and Master’s degrees from Rutgers University.  From October 2008 to the present, Mr. Jacobs has been a director of Premier Exhibitions, which engages in acquiring and displaying museum-quality touring exhibitions in major world venues.

Trusten A. McArtor.  Since January 2007, Mr. McArtor has served as one of the Company’s directors.   Since June 2001, Mr. McArtor has been the chairman of Airbus North America Holdings, which is the parent company of Airbus North America Sales, Airbus North America Customer Services, and Airbus North America Engineering.  In this role, he is responsible for all Airbus operations in North America, including sales, marketing, customer service, training, engineering, parts distribution, legal, government affairs, trade relations, and administrative functions.   From July 1990 to the present, he has been a Director of GKN Aerospace Special Products, which manufactures aircraft windshields.  From March 1999 to the present, he has been a Director of Platinum Research Organization, which is developing lubricant technologies.  From June 2001 to the present, he has been a Director of EADS-North America, which manufactures defense and aerospace products.  He is also the Chairman of Emension Group, LLC, which specializes in environmental processes.  Mr. McArtor’s education includes a Bachelor of Science in Engineering Sciences from the United States Air Force Academy and a Master of Science in Engineering from Arizona State University.

John P. Moreno.  Since January 2007, Mr. Moreno has served as one of the Company’s directors.  Since January 1990, Mr. Moreno has been the founder and Senior Executive Recruiter of Executive Search & Consulting, Inc., which is a consulting firm engaged in executive recruiting and start-up and early stage business consulting services.    Mr. Moreno has pursued a degree in Business Administration with Friends University.

Craig A. Parker.  Since January 2007, Mr. Parker has served as one of the Company’s directors.  Since June 2006, Mr. Parker has been the President, Chief Executive Officer and a director of Optimal Reading Services Group, Inc., which is a medical services company that provides outsourced radiology assistance to hospitals and other healthcare providers.  For the period June 2004 to June 2006, he was the Executive Vice President and General Counsel of Emageon, Inc., which is a medical imaging software company that provides software and services to healthcare systems to assist in the storage and viewing of medical images. He was also the Chief Financial Officer and General Counsel of EnteGreat, Inc. from June 2000 to June 2004.  EnteGreat is a manufacturing systems consultant and systems integrator. Mr. Parker’s education includes a Bachelor of Science from the University of North Carolina and a Juris Doctor from the University of Alabama.

Alan V. Rogers.  Since November 2008, Mr. Rogers has served as one of the Company’s directors.  From November 14, 2007 to present, Mr. Rogers has been and remains the President of AV Rogers & Associates, LLC, a consulting firm which provides strategic business advice.  From October 3, 2003 to November 13, 2007, he was the Executive Vice President of CACI International, Inc., a professional services and information technologies (“IT”) consulting firm.  From July, 2003 until December of 2006, he was a Director of RGS Associates, Inc., which provides integrated change management, process consulting, IT capital planning, enabling technologies, and intelligence consulting services to defense and civilian agency customers. Between 2003 and 2004, he served on the advisory board to Infodata Systems, a company whose principal activity was to design, develop and deliver solutions that enable enterprises to share, maintain and retrieve electronic documents and their components for federal agencies such as FDA, HUD, FDIC, HHS, DOL and DoD.  From 2004 to present, Mr. Rogers has been and remains a Trustee for the Falcon Foundation, a 501(c)(3), non-profit foundation whose purpose is to provide scholarships to private preparatory schools for motivated young people seeking admission to the United States Air Force Academy and a career in the Air Force.  From 1999 to present he has been and remains a Director of the IT Executive Counsel of the Kogod Graduate School of Business, American University. He served in the USAF, retiring in 1993 in the grade of major general.  He received a Bachelor of Science degree from the United States Air Force Academy, as well as an MBA from the Harvard Business School.

Roger J. Steinbecker.  Since January 2007, Mr. Steinbecker has served as one of the Company’s directors.  From July 2006 to the present, he has been a Director of Horace Mann Educators Corporation, which markets and underwrites personal lines of property, casualty and life insurance and retirement annuities to the nation’s educators. In 2001, Mr. Steinbecker retired as an audit partner from PricewaterhouseCoopers (PWC).  Mr. Steinbecker’s education includes a Bachelor of Science in Business Administration and a Masters in Accounting from the University of Missouri.

Officers

In addition to Hugh H. Williamson, III, whose background appears above, Steven M. Bragg, age 48, has been the Company’s Chief Financial Officer, Treasurer and Secretary since December 31, 2006 and since 1999 Premier Data Services, Inc.’s Chief Financial Officer, Treasurer and Secretary.  Mr. Bragg has been the Chief Financial Officer or controller of four companies, as well as a consulting manager with Ernst & Young.  He is the author of over 30 business books and a co-author of the Wiley GAAP Guide.  Mr. Bragg's education includes a Masters in Business Administration from Babson College, a Masters in Finance from Bentley College and a Bachelors in Economics from the University of Maine.

Compensation
SUMMARY COMPENSATION TABLE
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Stock Options ($) (f)	Non –Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All other Compensation ($) (i)	Total ($) (j)
Hugh H. Williamson, III (1)	2008 2007 2006	230,000 230,000 -0-	-0- -0- 45,000	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	230,000 230,000 45,000
Steven M. Bragg (2)	2008 2007 2006	176,090 158,000 132,825	-0- -0- 27,500	52,925 50,809 -0-	-0- -0- -0-	-0- -0- 14,000 (4)	-0- -0- -0-	-0- -0- -0-	229,015 208,809 174,325
Richard V. Souders (3)	2008 2007 2006	-0- 230,000 230,000	-0- 27,500 27,500	-0- -0- -0-	-0- -0- -0-	-0- -0- 25,000 (5)	-0- -0- -0-	-0- 13,766 -0-	-0- 271,266 282,500

_____________________
 (1) Mr. Williamson became the Company’s President and Chief Executive Officer on December 31, 2006, and has been Chairman of Premier (the entity with which the Company merged, effective December 31, 2006) since 1994.
(2) Mr. Bragg became the Company’s Chief Financial Officer, Secretary and Treasurer on December 31, 2006.  The amounts set forth above for fiscal 2006 represent amounts paid by Premier. Not included in the table above for fiscal 2008, 2007 and 2006, respectively, are amounts of $15,205, $25,970 and $11,073, respectively, paid by Premier to the wife of Steven M. Bragg for performing part time accounting for Premier during 2008, 2007 and 2006.
(3) Mr. Souders was the President and Chief Executive Officer of the Company’s subsidiary, Premier, from 1998 until Mr. Souders terminated his employment with Premier on October 11, 2007.  Mr. Souders is no longer employed by the Company.
(4) Represents the payment of $14,000 in cash paid by Premier.
(5) Represents the payment of $25,000 in cash paid by Premier.

Outstanding Equity Awards at Fiscal Year End
	Option Awards					Stock Awards
Name (a)	Number of securities underlying unexercised options (#) exercisable (b)	Number of securities underlying unexercised options (#) unexercisable (c)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#) (d)	Option exercise price ($) (e)	Option expiration date (f)	Number of shares or units of stock that have not vested (#) (g)	Market value of shares or units of stock that have not vested ($) (h)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (i)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (j)

Hugh H. Williamson, III (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Steven M. Bragg	-0-	-0-	-0-	-0-	-0-	-0-	-0-	21,270(1)	5,530
Richard V. Souders	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
_____________________

(1) Mr. Bragg was granted 21,270 restricted stock units (RSUs), under and pursuant to the Company’s 2007 Equity Incentive Plan, on March 31, 2008, which RSUs vest on March 30, 2010.

BOARD AND COMMITTEE MEETINGS

Information concerning the three Committees maintained by the Board of Directors is set forth below. The Board Committees currently consist only of directors who are not employees of the Company and who are “independent” within the meaning of the listing standards set forth in Rule 121A of the rules of the AMEX and applicable federal securities laws and, with respect to the Audit Committee, Section 10A(m)(3) of the Securities Exchange Act of 1934.

The Board held four meetings during 2008.  No director attended less than 75% of the Board meetings while serving as such director or less than 75% of all committee meetings on which he served as a committee member.

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders but strongly encourages directors to attend.

It is anticipated that, at various times throughout the year, the independent, non-management directors will hold meetings without the presence of management personnel.

Since February 9, 2007, the Audit, Compensation and Corporate Governance and Nominating Committees have been the standing committees of the Board. The compositions of the committees are set forth below, and each director serving on each of the committees is independent:

Audit	Corporate Governance and Nominating	Compensation
Roger J. Steinbecker*(1)(2)	Craig A. Parker*(1)	John P. Moreno*(1)
Samuel J. Camarata, Jr.(1)(2)	Jack H. Jacobs(1)	Trusten A. McArtor(1)
Craig A. Parker(1)(2)	Alan V. Rogers(1)	Alan V. Rogers(1)

*Chair
_____________________

 (1) Indicates that the director is “independent” as that term is defined pursuant to 121A of the rules of the AMEX.
(2)  Indicates that the director meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Act.

The Audit Committee of the Board held eight meetings during fiscal 2008. The Audit Committee, among other things, recommends the Company’s independent registered public accountants, reviews the Company’s financial statements, makes reports and recommendations regarding the adequacy of internal accounting controls made by the independent registered public accountants and considers such other matters with respect to the accounting, auditing and financial reporting procedures as it may deem appropriate or as may be brought to its attention.

The Audit Committee acts under a written charter adopted and approved by the Board in February 2007, as amended January 23, 2008.  The Audit Committee is composed of outside directors who are not officers or employees of the Company or its subsidiaries. In the opinion of the Board, and as “independent” is defined in Rule 121A of the rules of the AMEX and Section 10A(m)(3) of the Securities Exchange Act of 1934, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of the Audit Committee.

The Corporate Governance and Nominating Committee of the Board held three meetings during fiscal 2008.  The Corporate Governance and Nominating Committee acts under a written charter adopted and approved by the Board in February 2007, as amended January 23, 2008.  The Corporate Governance and Nominating Committee is responsible for identifying and nominating individuals qualified to serve on the Board and the Committees of the Board, as well as reviewing the effective corporate governance policies and procedures and recommending any applicable modifications thereto. The Corporate Governance and Nominating Committee will consider, but is not required to approve, nominations for directors by shareholders for any annual meeting of the Company, provided a written recommendation is received by the Company no later than the date shareholder proposals must be submitted for consideration prior to such annual meeting (see “Shareholder Proposals for Action at the Company’s Next Annual Meeting,” below).

In evaluating the suitability of potential nominees for membership on the Board, the Corporate Governance and Nominating Committee will consider the Board’s current composition, including expertise, diversity, and balance of inside, outside and independent directors, and consider the general qualifications of the potential nominees, such as:

•	Independence;
•	Diversity (e.g., age, geography, professional, other);
•	Professional experience;
•	Industry knowledge (e.g., relevant industry or trade association participation);
•	Skills and expertise (e.g., accounting or financial);
•	Leadership qualities;
•	Public company board and committee experience;
•	Non-business-related activities and experience (e.g., academic, civic, public interest);
•	Board continuity (including succession planning);
•	Board size;
•	Number and type of committees, and committee sizes; and
•	Legal and other applicable requirements and recommendations, and other corporate governance-related guidance regarding board and committee composition.

The Corporate Governance and Nominating Committee will also see that all necessary and appropriate inquiries are made into the backgrounds of such candidates. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Corporate Governance and Nominating Committee may also consider such other factors as it may deem to be in the best interests of the Company and its shareholders, including, but not limited to:

•	High standard of personal and professional ethics, integrity and values;
•	Training, experience and ability at making and overseeing policy in business, government and/or education sectors;
•	Experience serving as a director or in a similar capacity with public companies or other business entities or non-profit organizations;
•	Ability to serve as an independent director of the Company;
•
Training, ability and experience in financial, auditing and accounting matters, including ability to qualify as a financial expert or be deemed financially literate pursuant to applicable laws, regulations and listing requirements;

•	Willingness and ability to keep an open mind when considering matters affecting interests of the Company and its constituents;
•	Willingness and ability to devote the required time and effort to effectively fulfill the duties and responsibilities related to Board and committee membership;
•	Willingness and ability to serve on the Board for multiple terms, if nominated and elected, which will enable the development of a deeper understanding of the Company's business affairs;
•	Willingness not to engage in activities or interests that may create a conflict of interest with a director's responsibilities and duties to the Company and its constituents; and
•	Willingness to act in the best interests of the Company and its constituents, and objectively assess Board, committee and management performances.

In obtaining the names of possible new nominees, the Committee may make its own inquiries and will receive suggestions from other directors, stockholders and other sources. All potential nominees must first be considered by the Committee before being contacted as possible nominees and before having their names formally considered by the full Board of Directors.

The Compensation Committee of the Board held two meetings during fiscal 2008.  The Compensation Committee of the Board operates under a written charter adopted and approved by the Board in February 2007, as amended January 23, 2008.  The Compensation Committee is responsible for:

•
Reviewing, considering, and suggesting compensatory plans and pay levels for the Chief Executive Officer  for approval by the independent members of the Board, and to review, consider, suggest and approve compensatory plans and pay levels for all other officers of the Company subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, and all executives who are direct reports to the Chief Executive Officer;

•	Recommending the annual retainer and meeting attendance fees for all non-employee directors of the Company for service on the Board and its committees to the Corporate Governance Committee;

•
Reviewing and administering (in conjunction with management) the employee long and short-term compensation plans, employee performance-based incentive plans (which are cash and equity based) and other employee benefit plans in alignment with the Company’s business strategy and in a manner that reflects, in general, programs and practices within the high technology industry; and

•	Issuing annually a report on executive compensation in accordance with the applicable rules and regulations of the Securities and Exchange Commission for inclusion in the Company’s proxy statement.

It is expected that all current committee members will be nominated for re-election to such Committees at a Board meeting to be held immediately following the Annual Meeting.

The Board of Directors has adopted charters for its Audit, Compensation and Corporate Governance and Nominating Committees and Code of Ethics for Senior Officer and Code of Conduct for directors, officers and employees of the Company, its subsidiaries and affiliated companies. You can obtain copies of the Company’s current committee charters and code in the “ Codes” and “Corporate Governance” sections of the Company’s website: www.xedarinc.com, or by writing to the Company’s Secretary at 3773 Cherry Creek North Drive, Ste. 995, Denver, CO 80209.

COMPENSATION OF DIRECTORS

Summary Compensation Table

Name (a)	Fees earned or paid in cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non–equity incentive plan compensation ($) (e)	Nonqualified deferred compensation earnings ($) (f)	All other Compensation ($) (g)	Total ($) (h)

Samuel J. Camarata, Jr.	10,250(1)	5,000	-0-	-0-	-0-	-0-	15,250
Jack H. Jacobs	6,500(1)	5,000	-0-	-0-	-0-	-0-	11,500
Trusten A. McArtor	9,500(1)	5,000	-0-	-0-	-0-	-0-	14,500
John P. Moreno	13,900(1)	5,000	-0-	-0-	-0-	-0-	18,900
Craig A. Parker	14,900(1)	5,000	-0-	-0-	-0-	-0-	19,900
Alan V. Rogers	-0-(1)	-0-	-0-	-0-	-0-	-0-	-0-
Roger J. Steinbecker	18,700(1)	5,000	-0-	-0-	-0-	-0-	23,700
Hugh H. Williamson, III	-0-(2)	-0-	-0-	-0-	-0-	-0-	-0-
____________________
(1)  Board members also are reimbursed for all expense associated with attending Board or Committee meetings. In summary, Board members received the following fees:
For each Board meeting attended in person	$4,000
For each Board meeting attended that is held over the telephone	$1,000
For each non-chair committee member for each committee meeting attended	$250
For each committee meeting attended by the chair of that committee	$450
Annual retainer of the Audit Committee Chair	$2,000
Annual retainer of the Compensation and Corporate Governance and
Nominating Committee Chairs	$1,000
In addition, each director, at his option, may convert their cash fees and expenses to our restricted stock (based on the closing price of our common stock on the date of grant).  This restricted common stock vests one year after the date of grant.
(2)  Directors who are full-time employees of the Company received no additional compensation for serving as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On the Record Date, there were 34,835,418 shares of the Company’s Common Stock issued and outstanding. The following table sets forth certain information regarding the beneficial ownership of the outstanding shares as of the Record Date by (i) each person who is known by us to own beneficially more than 5% of the Company’s outstanding stock; (ii) each of the Company’s named executive officers and directors; and (iii) all of the Company’s named executive officers and directors as a group.  Except as otherwise indicated, each such person has investment and voting power with respect to such shares, subject to community property laws where applicable.

                       PRINCIPAL STOCKHOLDERS

Name and Address of	Amount and Nature of
Beneficial Owner	Beneficial Ownership	Percent of Class

Hugh H. Williamson, III	6,047,892(1)	17.4%
3773 Cherry Creek North
Drive, Suite 995
Denver, CO 80209

Steven M. Bragg	166,221	Less than 1%

Samuel J. Camarata, Jr.	17,313	Less than 1%

Jack H. Jacobs	13,563	Less than 1%

Trusten A. McArtor	12,000	Less than 1%

John P. Moreno	17,000	Less than 1%

Craig A. Parker	17,876	Less than 1%

Alan V. Rogers	-0-	Less than 1%

Roger J. Steinbecker	17,563	Less than 1%

All named executive officers	6,241,411	18.1%
and directors as a group
(9 persons)

Max F. James	4,000,000	10.9%
101 Convention Center Dr.,
Suite 1225
Las Vegas, NV 89109

Don W. Rakestraw	2,269,256	6.5%
219 Apple Blossom Court
Vienna, VA 22181
_____________
(¹) Includes 1,745,071 shares owned by Mr. Williamson, and 4,302,821 shares owned by Humanade LLC, of which Mr. Williamson is the husband of the Manager.

Incentive Plans

Securities Authorized for Issuance Under Equity Compensation Plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted–average exercise price of outstanding options warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)

Equity compensation plans approved by security holders	699,093(2)	$0(2)	695,007
Equity compensation plans not approved by security holders	19,998(3)	$0(3)	0
Total	719,091	$0	695,007
____________________
(1) As of December 31, 2008, the end of our last completed fiscal year, the aggregate 695,007 securities remaining available for issuance under all of our equity compensation plans are all available under our 2007 Equity Incentive Plan.
(2) Under our 2007 Equity Incentive Plan, we are authorized to issue, in aggregate, a maximum of 1,500,000 shares of our common stock. We have issued a total of 808,093 Restricted Stock Units (RSU) under the Plan (see Note 23 to our Consolidated Financial Statements). An RSU award is a grant of a right to receive shares of our common stock, valued in terms of the market value of our common stock, but no stock is issued at the time of the grant of the RSU, instead, shares of our common stock are issued only after a vesting period has been satisfied. Of the 808,093 RSU's granted under the Plan, 3,500 were later forfeited pursuant to the provisions of the Plan (and are available for re-issue) because the vesting conditions were not satisfied, and 105,500 shares of our common stock have been issued in connection with the vesting of issued RSUs. Additionally, we issued 400 shares of our common stock as vested stock awards under the Plan. As a result, RSUs convertible into an aggregate of 695,007 shares of our common stock remain available for issuance under the Plan.
(3) By resolution of the Board of Directors, dated February 9, 2007, we entered into an equity compensation arrangement or plan with six of our nonemployee directors which provided that each such non-employee director would receive 10,000 shares of our restricted common stock, vested in thirds annually, commencing December 31, 2007 (i.e., 3,334 shares vested on December 31, 2007, 3,333 shares vested on December 31, 2008, and 3,333 shares will vest on December 31, 2009). This equity compensation arrangement or plan has not been approved or ratified by our shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND
CORPORATE GOVERNANCE

A majority of the directors serving on our Board are independent. Specifically, each of Samuel J. Camarata, Jr., Jack H. Jacobs, Trusten A. McArtor, John P. Moreno, Craig A. Parker, Alan V. Rogers and Roger J. Steinbecker is “independent” as that term is defined in Rule 121A of the rules of the AMEX.  Each of the directors serving on our Audit Committee (i.e., Roger J. Steinbecker, Samuel J. Camarata, Jr., and Craig A. Parker) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Act, as well as the definition “independent” in Rule 121A of the rules of the AMEX.  Additionally, each of the directors serving on our Corporate Governance and Nominating Committee (i.e., Craig A. Parker, Jack H. Jacobs and Alan V. Rogers) and each of the directors serving on our Compensation Committee (i.e., John P. Moreno, Trusten A. McArtor, and Alan V. Rogers) are “independent” as that term is defined in Rule 121A of the rules of the AMEX.

On June 8, 2007, we signed a Business Loan Agreement, effective June 7, 2007, with KeyBank National Association pursuant to which we obtained a revolving line of credit in a principal amount of up to Five Hundred Thousand Dollars and No Cents ($500,000.00).  The line of credit is evidenced by a promissory note bearing interest at a variable rate equal to the prime rate of KeyBank, with an initial interest rate equal to eight and one quarter percent (8.25%) per annum.  As security for the line of credit, we have executed a Commercial Security Agreement in favor of KeyBank and Hugh H. Williamson, III, our Chairman and Chief Executive Officer, has entered into a Commercial Guaranty, personally guarantying full and punctual payment of all of our obligations arising under the line of credit.   On September 28, 2007, we increased our line of credit with KeyBank by replacing our revolving line of credit in the principal amount of up to Five Hundred Thousand Dollars and No Cents ($500,000.00) with an increased line of credit in the principal amount of up to One Million Dollars and No Cents ($1,000,000.00).  The increased line of credit was evidenced by a Business Loan Agreement and a Promissory Note bearing interest at a variable rate equal to the prime rate of KeyBank, with an initial interest rate equal to seven and one half percent (7.5%) per annum.  As security for the increased line of credit, we executed a Commercial Security Agreement in favor of KeyBank, Hugh H. Williamson, III, our Chairman and Chief Executive Officer, entered into a Commercial Guaranty, personally guarantying full and punctual payment of all of our obligations arising under the increased line of credit, Humanade, L.L.C., our affiliate, entered into a Commercial Guaranty, guarantying full and punctual payment of all of our obligations arising under the increased line of credit, and the Nancy T. Williamson 1989 Revocable Trust, our affiliate, entered into a Commercial Guaranty, guarantying full and punctual payment of all of our obligations arising under the increased line of credit.

On December 10, 2007, we increased our line of credit with KeyBank by obtaining an additional revolving line of credit in a principal amount of up to Five Hundred Thousand Dollars and No Cents ($500,000.00).  This additional line of credit is evidenced by a promissory note bearing interest at a variable rate equal to the prime rate of KeyBank, with an initial interest rate equal to seven and one half percent (7.5%) per annum.  As security for the additional line of credit, we have executed a Commercial Security Agreement in favor of KeyBank, Hugh H. Williamson, III, our Chairman and Chief Executive Officer, has entered into a Commercial Guaranty, personally guarantying full and punctual payment of all of our obligations arising under the additional line of Credit, Humanade, L.L.C., our affiliate, has entered into a Commercial Guaranty, guarantying full and punctual payment of all of our obligations arising under the additional line of credit, and the Nancy T. Williamson 1989 Revocable Trust, our affiliate, has entered into a Commercial Guaranty, guarantying full and punctual payment of all of our obligations arising under the additional line of credit.

On March 3, 2008, our subsidiary, LandPixx, LLC, borrowed $1,352,612 from Bank of the West, Evergreen, CO (“BOW”), which it used to pay off loans from Silicon Valley Bank and Biltmore Bank of Arizona. The BOW loan bears 6.19% interest, has 60 monthly payments of $15,435 beginning March 3, 2008, followed by a balloon payment of $794,714 due and payable on March 1, 2013, and is secured by the aircraft and related sensor equipment owned by LandPixx. Mr. Hugh H. Williamson, III, our CEO, is a co-borrower on the loan, and we have guaranteed prompt payment and performance of the obligations arising under the loan.

Also on March 3, 2008, our subsidiary, LandPixx, LLC, borrowed $183,777 from BOW, which it used to pay off the remainder of the loans from Silicon Valley Bank and Biltmore Bank of Arizona. The BOW loan bears 5.385% interest, has 59 monthly payments of $2,655, and a final payment of $62,900 that is due and payable on February 25, 2013. The loan is secured by a $185,000 deposit account at BOW, which is owned by Mr. Hugh H. Williamson III. Mr. Williamson, our CEO, is a co-borrower on the loan.

On March 3, 2008, we borrowed $1,000,000 from our President and CEO, Hugh H. Williamson, III. We used $478,000 of the loan to pay down our line of credit with KeyBank National Association. We used the remainder of the loan for working capital. The loan bears interest at a variable rate, which is equal to the prime rate charged by KeyBank, which rate was 6.0% as of the loan closing date. The loan is secured by substantially all of our assets, although the security interest is subordinate to the KeyBank line of credit. The loan, as amended, is to be repaid on demand. The audit committee of our Board of directors, whose members are independent, reviewed the terms of the proposed loan prior to its consummation and prior to each amendment, and determined that it is fair to us, and as such does not constitute a conflict of interest. During the year ended December 31, 2008, our Board determined that additional working capital was necessary, and Mr. Williamson agreed to amend the loan to loan us an additional $1,800,000, on the same terms and conditions pursuant to which the March 3, 2008 loan was made. During October and November 2008, we paid down $1,100,000 of the balance. We have borrowed $1,700,000 under the loan as of December 31, 2008.

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the internal control, accounting, auditing and financial reporting practices of the Company. Specific responsibilities of the Audit Committee include:

•	Reviewing and discussing the Company’s audited financial statements with management and the Company’s independent registered public accountants;
•	Reviewing the Company’s quarterly reports with the Company’s independent registered public accountants;
•
Discussing with the Company’s independent registered public accountants information relating to the independent registered public accountants’ judgments about the quality of the Company’s accounting policies and financial reporting practices;

•	Recommending to the Board that the Company include the audited financial statements in its Annual Report on Form 10-K; and
•	Overseeing compliance with the Securities and Exchange Commission requirements for disclosure of registered public accountants’ services and activities.

The Audit Committee regularly meets with management to consider the adequacy of the Company’s internal controls and the integrity of its financial reporting. The Audit Committee discusses these matters with the Company’s independent registered public accountants and with appropriate Company financial personnel and an internal audit consultant.

The Audit Committee regularly meets privately with management, the independent registered public accountants and the internal audit consultant. The independent registered public accountants and the internal audit consultant have unrestricted access to the Audit Committee.

The Audit Committee retains and, if circumstances warrant, replaces the independent registered public accountants and regularly reviews their performance and independence from management. The Audit Committee also pre-approves all audit and permitted non-audit services and related fees.

The Board of Directors has determined that none of the Directors serving on the Committee has a relationship to the Company that may interfere with their independence from the Company and its management. As a result, each Director who serves on the Committee is “independent” within the meaning Rule 121A of the rules of the AMEX and Section 10A(m)(3) of the Securities Exchange Act of 1934.

The Board of Directors has adopted a written charter setting out the roles and responsibilities the Committee is to perform. The Board has determined that Roger J. Steinbecker is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.

Review of Audited Financial Statements

The Audit Committee has reviewed the Company’s financial statements for the fiscal year ended December 31, 2008, as audited by EKS&H, the Company’s independent registered public accountants, and has discussed these financial statements with management. In addition, the Audit Committee has discussed with EKS&H and received from EKS&H the written disclosures required by Statement of Auditing Standards No. 61, Securities and Exchange Commission Rule 2-07 and the Independence Standards Board Standard No. 1 in January 2009 and has discussed with EKS&H its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K, for filing with the Securities and Exchange Commission.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America and that the Company’s independent registered public accountants are in fact “independent.”

AUDIT COMMITTEE

Roger J. Steinbecker
Samuel J. Camarata, Jr.
Craig A. Parker

DISCLOSURE OF AUDIT AND NON-AUDIT FEES

Approval Policy

The Audit Committee will annually review and pre-approve the services and fees that may be provided by the independent registered public accountants during the following year. The Audit Committee will specifically review the services and fees related to the annual audit, other services that are audit-related, preparation of tax returns and tax related compliance services and all other services. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

Any service to be provided by the independent registered public accountants that has not received general approval is required to be submitted to the Audit Committee for approval prior to the commencement of a substantial portion of the engagement. Any proposed service exceeding pre-approved cost levels is also required to be submitted to the Audit Committee for specific approval.

The Audit Committee will revise the list of general pre-approved services from time to time based on subsequent determinations. The Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accountant to management.

Independent Public Accountants

Effective January 16, 2007, the Company engaged EKS&H as the Company’s principal independent accountant.  Accordingly, the Company dismissed Schumacher & Associates, Inc., Certified Public Accountants (“Schumacher & Associates”), on the same date.

The decision to change accountants was recommended and approved by the Company’s Board of Directors.

EKS&H’s report on the Company’s financial statements for the two fiscal years ended December 31, 2008 and 2007 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.  EKS&H opined that the Company’s consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of the Company’s operations and cash flows for the years ended December 31, 2008 and 2007 in conformity with generally accepted accounting principles in the United States of America.

In connection with the audit of the Company’s financial statements for the years ended December 31, 2008 and 2007, there were no disagreements, resolved or not, with EKS&H on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of EKS&H, would have caused EKS&H to make reference to the subject matter of the disagreement in connection with their report.

During the two most recent fiscal years, and the subsequent interim period through the date hereof, the Company has not consulted with EKS&H regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor has EKS&H provided to us a written report or oral advice regarding such principles or audit opinion on any matter that was the subject of a disagreement or reportable event set forth in Item 304(a) of Regulation S-K with the Company’s former principle independent accountant.

Audit Fees

The following table sets forth the aggregate fees billed by EKS&H in fiscal 2007 and 2008.

		Audit
	Audit	Related	Tax	All Other
Year	Fees(1)	Fees(2)	Fees(3)	Fees(4)	Total

2007	$347,399	$89,664	$16,875	$108,041	$561,979
2008	$123,316	$29,320	$-	$-	$152,636
              ____________________
(1)	Includes fees for the annual audit and quarterly reviews.
(2)	Includes fees for services for miscellaneous compliance audits and other SEC filings.
(3)	Includes fees for annual federal and state income tax compliance services.
(4)	Includes miscellaneous tax and other consulting services.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
(PROPOSAL NUMBER 2)

EKS&H has been selected as the Company’s independent registered public accountants.  Shareholder ratification of the selection of EKS&H as the Company’s independent registered public accountants is not required by the Company’s Bylaws or otherwise.  However, the Board is submitting the selection of EKS&H for shareholder ratification as a matter of good corporate practice.  Notwithstanding the selection, the Audit Committee of the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.  A representative of EKS&H is expected to be present at the Annual Meeting, to have the opportunity to make a statement if desired, and to be available to respond to appropriate questions.

Ratification of the appointment of EKS&H as the Company’s independent registered public accountants will require the affirmative vote of the holders of at least a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting.  All of the directors and executive officers of the Company intend to vote their shares “FOR” the ratification of the selection of EKS&H as the Company’s independent registered public accountants.  If the holders of at least a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting fail to ratify the selection of EKS&H as the Company’s independent registered public accountants, the Audit Committee will consider such failure at a subsequent meeting of the Audit Committee and determine, in its discretion, what action it should take, if any.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, as well as persons beneficially owning more than 10% of the outstanding Common Stock, to file certain reports of ownership with the Securities and Exchange Commission within specified time periods. Such officers, directors and shareholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of such forms, and all amendments received by it, or written representations from certain reporting persons, the Company believes that between January 1, 2008 and December 31, 2008, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were met, except with respect to the Form 3 filed by Max F. James concerning his becoming a 10% shareholder on November 26, 2008, filed February 27, 2009, which Form 3 was not timely filed.

Annual Report to Shareholders

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which contains audited financial statements, was mailed with this Notice and Proxy Statement to all shareholders of record on the record date.

Voting by Proxy

In order to ensure that your shares will be represented at the Annual Meeting, please sign and return the enclosed Proxy in the envelope provided for that purpose, whether or not you expect to attend. Any shareholder may, without affecting any vote previously taken, revoke a written proxy by giving notice of revocation to the Company in writing or by executing and delivering to the Company a later dated proxy.

Shareholder Proposals for Action at the Company’s Next Annual Meeting

A shareholder proposal for shareholder action at the next Annual Meeting of Shareholders to be held in 2010, must be received by the Company’s Secretary at the Company’s offices no later than November 19, 2009, in order to be included in the Company’s proxy statement and form of proxy for that meeting.  Such proposals should be addressed to Xedar Corporation, 3773 Cherry Creek North Drive, Ste. 995, Denver, CO 80209, Attn: Corporate Secretary, Shareholder Communications. If a shareholder proposal is introduced at the 2010 Annual Meeting of Shareholders without any discussion of the proposal in the Company’s proxy statement, and the shareholder does not notify the Company on or before February 3, 2010, as required by the Securities and Exchange Commission’s Rule 14a-4(c)(1), of the shareholder’s intent to raise such proposal at the Annual Meeting of Shareholders, then proxies received by the Company for the 2010 Annual Meeting will be voted by the persons named as such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

By Order of the Board of Directors
/s/ Hugh H. Williamson, III
Hugh H. Williamson, III,
Chair, President and CEO

XEDAR CORPORATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, and FOR Proposal 2.

1. Election of Directors

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Samuel J. Camarata, Jr.	[ ]	[ ]	02 - Jack H. Jacobs	[ ]	[ ]	03 - Trusten A. McArtor	[ ]	[ ]
04 - John P. Moreno	[ ]	[ ]	05 - Craig A. Parker	[ ]	[ ]	06 – Alan V. Rogers	[ ]	[ ]
07- Roger J. Steinbecker	[ ]	[ ]	08 - Hugh H. Williamson, III	[ ]	[ ]			

Proposal	For	Against	Abstain
2. Ratification of Ehrhardt, Keefe, Steiner & Hottman, P.C. as the Company's independent auditors.	[ ]	[ ]	[ ]

B Non-Voting Items

Change of Address — Please print your new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

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Proxy — Xedar Corporation

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 22, 2009

The undersigned hereby constitutes and appoints Hugh H. Williamson, III, and Steven M. Bragg, and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and to vote all of the undersigned's shares of the no par value common stock ("Common Stock") of Xedar Corporation, a Colorado corporation, at the Annual Meeting of Shareholders (the "Meeting") to be held in The Board Room of the Denver Country Club, 1700 East 1st Avenue, Denver, Colorado 80218 on April 22, 2009, at 1:15 p.m., Mountain time, and at all adjournments thereof.

The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said attorneys and proxies, or either of them, lawfully may do by virtue hereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the Annual Report furnished therewith.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE, "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF EHRHARDT, KEEFE, STEINER & HOTTMAN, P.C. AS THE COMPANY'S ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

(Items to be voted appear on reverse side.)